Exhibit A


LOTAYLINGKYUR, INC.
1280 Terminal Way, Suite 3          Dorje Dzong
Reno,  Nevada   89502               1345  Spruce Street, Suite I
(702) 333-1193                                    (303) 444-1713
FAX  (702) 329-0852                           FAX (303) 444-1904

                            1/2/97

TO:     Jon Northrop, CEO - BIET

FROM:   Mark A. Smith, President

RE:     Conversion of Note


Dear Mr. Northrop:

As discussed previously, LTLK would enter into an agreement that provides:

  1)LTLK   will  convert  the  Note  in  full  on  6/30/97   into
     1,274,308 BIET common shares plus 637,154 five year warrants exerciseable at $6.00 per share, provided that
        a) all interest payments timely made from January through June 1997; and
        b) all consulting payments (to continue past 6/30/97) made timely; and
        c) BIET has not less than 36,000 BionAnimals under contract at 6/30/97; and
        d) BIET has raised not less than $1,250,000 cash equity (net of offering costs) from January 1, 1997 to June 30, 1997.

Upon conversion, all other covenants and conditions not directly related to the Note and its security interest would continue through the term of the existing agreement. LTLK could elect to convert, in its sole discretion, even if all conditions have not been met.

Please contact me.

                                        Yours,

                                        /s/ Mark A. Smith

                                        Mark A. Smith
                                        President